SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Factory Card & Party Outlet Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FACTORY CARD & PARTY OUTLET CORP.

Notice Of Annual Meeting Of Stockholders

To Be Held June 2, 2004

To the Stockholders of Factory Card & Party Outlet Corp.:

NOTICE IS HEREBY GIVEN that the annual meeting (“Annual Meeting”) of stockholders of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), will be held at the Company’s headquarters, located at 2727 Diehl Road, Naperville, Illinois 60563, at 10:30 a.m., local time, on June 2, 2004, for the following purposes:

1.    To elect three (3) Class One directors to hold office until the 2006 annual meeting of stockholders or until their successors are elected and qualified.

2.    To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending January 29, 2005.

3.    To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement (“Proxy Statement”) which is attached hereto and made a part hereof.

The Board of Directors has fixed the close of business on April 28, 2004 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

James D. Constantine

Secretary

Naperville, Illinois

May 5, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. STOCKHOLDERS OF RECORD CAN VOTE THEIR SHARES BY USING THE INTERNET OR THE TELEPHONE. INSTRUCTIONS FOR USING THESE CONVENIENT SERVICES ARE SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS MAY ALSO VOTE THEIR SHARES BY MARKING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

FACTORY CARD & PARTY OUTLET CORP.

2727 Diehl Road

Naperville, Illinois 60563

PROXY STATEMENT

General Information

This proxy statement (“Proxy Statement”) is furnished to the stockholders of Factory Card & Party Outlet Corp., a Delaware corporation (the “Company”), by the Company in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of proxies in the accompanying form for use in voting at the 2004 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on June 2, 2004, at the Company’s headquarters, located at 2727 Diehl Road, Naperville, Illinois, at 10:30 a.m., local time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of James D. Constantine, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

This Proxy Statement and the accompanying proxy were first sent by mail to stockholders on or about May 5, 2004. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, either personally or by telephone or facsimile.

The close of business on April 28, 2004 has been fixed as the record date (the “Record Date”) for determining the holders of shares of common stock (“Common Stock”) of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 3,074,756 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

A majority of the shares of outstanding Common Stock entitled to vote shall constitute a quorum at the Annual Meeting. For the election of directors, the three candidates receiving a plurality of the votes of shares of Common Stock are elected, provided a quorum is present and voting. The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, shall be required to approve Proposal 2, provided a quorum is present.

Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” are not deemed to be “votes entitled to vote.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or Proposal 2 requiring approval of a majority of the votes entitled to vote and, therefore, do not have the effect of votes in opposition in such tabulations. Abstentions are not counted for purposes of the election of directors. However, because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal (other than the election of directors) has been approved, abstentions have the same effect as negative votes.

Shares of Common Stock cannot be voted until either a signed proxy card is returned, voting instructions are submitted by using the Internet or by calling a specifically designated telephone number. Specific instructions for stockholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. The Company believes the procedures which have been put in place are consistent with the requirements of applicable law. Any stockholder may change his or her vote prior to the meeting by revoking their proxy or by (1) submitting a proxy bearing a later date, (2) submitting new voting instructions via the Internet, or (3) calling the specifically designated telephone number.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors pursuant to the Bylaws of the Company, the authorized number of directors of the Company is currently set at eight. The Board of Directors of the Company is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board has nominated Ben Evans, Martin G. Mand and Robert S. Sandler as Class One directors, each to serve a three year term until the 2007 annual meeting of stockholders or until the director’s earlier resignation or removal. Each of the nominees has consented, if elected as a Class One director of the Company, to serve until his term expires. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

The three nominees for Class One directors receiving a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote shall be elected as directors, provided a quorum is present. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum.

Certain information about Ben Evans, Martin G. Mand and Robert S. Sandler, the Class One director nominees, is furnished below.

Mr. Evans (Class One Director) has served as a director of the Company since April 2002. From 1989 until his retirement in 1999, Mr. Evans was a consultant for Ernst & Young in its corporate financial services group, concentrating in the bankruptcy area. He became a partner at that firm in 1968. From 1978 through 1989, Mr. Evans was a member of the corporate financial service group of Ernst & Whinney, a predecessor firm to Ernst & Young, concentrating on bankruptcy assignments, generally on behalf of unsecured creditors’ committees, with special emphasis in the apparel, retailing, food, drug and pharmaceutical industries. Mr. Evans joined S.D. Leidesdorf & Company, a predecessor firm to Ernst & Young, in 1954 as a junior accountant. Mr. Evans is also a director of Hampton Industries, Inc., Accord Financial Corp., and Levitz Home Furnishings, Inc.

Mr. Mand (Class One Director) has served as a director of the Company since April 2002. Mr. Mand is Chairman and Chief Executive Officer of Mand Associates, Limited, a consulting, speaking and writing firm. From March 1990 to June 1994, Mr. Mand was Executive Vice President and Chief Financial Officer of Nortel Networks. Prior to joining Nortel, Mr. Mand served in various positions with the DuPont Company from June 1961 to February 1990, the most recent as Vice President and Treasurer. Mr. Mand is a director of Christina Bank & Trust Company, Mizuho Corporate Bank (USA), and Towsends, Inc. Mr. Mand holds a B.S. from the University of Virginia and an M.B.A. from the University of Delaware.

Mr. Sandler (Class One Director) has served as a director of the Company since April 2002. Mr. Sandler is President of Robert S. Sandler LLC, a business and financial consulting company. From 1978 to 2001 Mr. Sandler served as Executive Vice President of HSBC Business Credit (USA) Inc. affiliate of HSBC Bank USA. Mr. Sandler is a director of Hampton Industries Inc. Mr. Sandler holds a B.S. from the Wharton School at the University of Pennsylvania and attended the Graduate School of Business at Columbia University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE NOMINEES NAMED ABOVE

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

During the fiscal year ended January 31, 2004, the Board met seven times. The Board has two committees: the Audit Committee and the Compensation Committee. The Board has determined that Messrs. Evans, George, Holmes, Mand, O’Brien and Sandler are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. During the fiscal year ended January 31, 2004, each director attended more than 75% of all the meetings of the Board and its committees on which he or she served.

The Audit Committee, which held six meetings during the fiscal year ended January 31, 2004, consists of Mr. Evans, Mr. George and Mr. O’Brien. Mr. George replaced John Brim, a former director, in April 2004. The Audit Committee is primarily responsible for approving the services performed by the Company’s independent auditors, for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls, as well as other matters which may come before it or as directed by the Board. A copy of the charter for the Audit Committee, as amended, is attached as Appendix A to this Proxy Statement.

The Board has determined that all members of the Audit Committee are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers. Additionally, the Board has determined that Ben Evans is a “financial expert” as defined by the Securities and Exchange Commission’s regulations and has “financial sophistication” as required by Rule 4350 of the listing standards of the National Association of Securities Dealers.

The Compensation Committee, which held five meetings during the fiscal year ended January 31, 2004, consists of Mr. Mand, Mr. Holmes and Mr. Sandler. The Compensation Committee reviews and recommends to the Board for approval the compensation and benefits for the Company’s executive officers, administers the Company’s stock plans and performs such other duties as may from time to time be determined by the Board. A copy of the charter for the Compensation Committee, as amended, is attached as Appendix B to this Proxy Statement.

Director Nominees

The Board of Directors does not have a separately designated nominating committee. As a result, the members of the Board of Directors who are “independent” as defined in Rule 4200 of the listing standards of the National Association of Securities Dealers perform the functions that would typically be performed by a nominating committee. In this capacity, the independent members of the Board of Directors, among other things, establish and periodically review the criteria for board membership, identify new director candidates, evaluate incumbent directors and make determinations regarding the appropriate size of the Board of Directors and the appointment of members to the Board of Directors’ committees. The Board of Directors may occasionally retain a third-party search firm to assist it in identifying potential new director candidates.

The independent members Board of Directors will consider a shareholder’s nominees for election to the Company’s Board of Directors in 2005 if any such suggestion is made in writing, includes biographical data and a description of such nominee’s qualifications and is accompanied by the written consent of such nominee. Any such suggestion for nominees must be mailed to the Company at 2727 Diehl Road, Naperville, Illinois 60563, Attention: Secretary, and received by the Secretary no later than February 1, 2005. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Shareholder-Director Nominee.” Nominees for election to the Board of Directors should at minimum satisfy the following criteria:

•	Possess the integrity and mature judgment essential to effective decision making.

•	Have the ability and willingness to commit necessary time and energy to prepare for, attend and participate in meetings of the Board of Directors and one or more of its standing committees and not have other directorships, trusteeships or outside involvements which would materially interfere with responsibilities as a director of the Company.

•	Have the willingness and availability to serve at least one term.

•	Have the willingness and ability to represent the interests of all of the Company’s stockholders rather than any special interest or constituency while keeping in perspective the interests of the Company’s employees, customers, local communities and the public in general.

•	Have background and experience that complement the background and experience of other members of the Board of Directors.

•	Be a Company stockholder or willing to become a Company stockholder.

•	Be free from interests that are or would present the appearance of being adverse to, or in conflict with, the interests of the Company.

•	Have a proven record of competence and accomplishment through demonstrated leadership in business, education, government service, finance or the sciences, including director, CEO or senior management experience; academic experience; technical and industry experience; financial and accounting experience; or other relevant experiences which will provide the Board of Directors with perspectives that will enhance Board of Directors effectiveness, including perspectives that may result from diversity in ethnicity, race, gender, national origin or nationality.

Shareholder Communications to Board of Directors

Shareholders who wish to communicate with the Board of Directors or a particular director may do so by sending a letter to the Secretary of the Company at 2727 Diehl Road, Naperville, Illinois 60563. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication”. All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Code of Ethics

The Company has adopted a Code of Ethics for Principal Executive and Senior Financial Officers which is applicable to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. The Company undertakes to, and will, deliver any person a copy of its Code of Ethics for Principal Executive and Senior Financial Officers upon request submitted to Factory Card & Party Outlet Corp. 2727 Diehl Road, Naperville, Illinois 60563, Attn: Secretary.

Compensation of Directors

Directors who are officers of the Company do not receive any additional compensation for their services as directors. During fiscal 2003, non-employee directors of the Company received the following compensation:

•	a quarterly retainer of $4,500;

•	a fee of $1,000 for each Board meeting attended in person and $500 for each Board meeting attended by telephone;

•	a fee of $1,000 for each committee meeting attended in person and $500 for each committee meeting attended by telephone, in each case only if the committee met on a day other than a day on which the Board met; and

•	reimbursement of reasonable expenses to attend Board and committee meetings.

The Chairman of the Compensation Committee and the Audit Committee each received an additional quarterly fee of $750. The Chairman of the Board receives an additional $4,500 per quarter.

Commencing with the second calendar quarter of 2004, the quarterly retainer for non-employee directors was increased from $4,500 to $5,500, the additional quarterly fee for the Chairman of the Compensation Committee and the Audit Committee was increased from $750 to $1,000 and the additional quarterly fee for the Chairman of the Board was increased from $4,500 to $6,500.

Non-employee directors participate in one equity compensation plan of the Company, the 2002 Non-Employee Directors Stock Option Plan. During fiscal 2002, each non-employee director received non-qualified stock options to purchase 20,000 shares of the Company’s Common Stock at an exercise price of $3.76 per share. Assuming continued service on the Board, these options become exercisable in two annual installments beginning one year from the date of grant.

For fiscal 2003 and subsequent fiscal years the Board adopted a policy for the grant of non-qualified stock options to purchase 5,000 shares of the Company’s Common Stock to continuing non-employee directors on the date of the meeting of the Board (or the Compensation Committee) held in April of each such fiscal year. All options granted to such directors will have an exercise price equal to 100% of the fair market value on the date of grant and will vest over a three-year period from the grant date.

Additionally, the Board adopted a policy that the Non-Executive Chairman of the Board will receive at the same time additional non-qualified stock options in the amount of 5,000 shares, which options will have the same exercise price and will also vest over a three-year period from the grant date.

On April 14, 2004, the non-employee directors and the Non-Executive Chairman of the Board received option grants in accordance with the aforementioned policies with an exercise price equal to $11.90 per share.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information with respect to the executive officers (“Executive Officers”) and directors of the Company as of April 25, 2004.

Name	Age	Position
Richard E. George(1)	65	Non-Executive Chairman of the Board
Gary W. Rada	50	President, Chief Executive Officer and Director
James D. Constantine	51	Executive Vice President, Chief Financial and Administrative Officer and Director
Timothy F. Gower	53	Senior Vice President, Retail Store Operations
Ben Evans(1)	74	Director
Peter Michael Holmes(2)	45	Director
Martin G. Mand(2)	67	Director
Patrick W. O’Brien(1)	57	Director
Robert S. Sandler(2)	73	Director

(1)	Member of Audit Committee. Mr. Evans is Chairperson.
(2)	Member of Compensation Committee. Mr. Mand is Chairperson.

Information with respect to the background and positions held at the Company of Messrs. Evans, Mand and Sandler is set forth above under Proposal No. 1.

Mr. George (Class Three Director) has served as the Non-Executive Chairman of the Board of Directors since April 2002. From 1996 to the present, Mr. George has served as the President and Chief Executive Officer of R. G. Trends, Inc., an independent consulting company. From 1995 to 1996, he was President and Chief Executive Officer of Handy Andy Home Improvement Centers, Inc. From 1989 to 1994, Mr. George served as Chairman and Chief Executive Officer of Ulta Salon, Cosmetics & Fragrance, Inc. From 1962 to 1988, Mr. George was employed by Jewel Companies, Inc./American Stores Company and its affiliates, where he held various management positions, including his most recent position of President and Chief Executive Officer of Osco Drug, Inc. Mr. George has a B.S. and M.A.S. from the University of Illinois and is a Certified Public Accountant.

Mr. Rada (Class Two Director) has served as President and Chief Operating Officer and a director since April 2002 and was named Chief Executive Officer in December 2002. Prior to his current role, Mr. Rada served as Executive Vice President from October 1999 to March 2002. From January 1998 to October 1999, he served as Senior Vice President and General Merchandise Manager. From 1997 to 1998, Mr. Rada served as the Vice President of General Merchandise for Bruno’s, Inc., a Birmingham, Alabama supermarket and drug chain. Prior to joining Bruno’s, he held various management and merchandising positions with Jewel Companies, Inc./American Stores Company, including Director and Merchandise Manager at Osco Drug, Inc./American Drug Stores and Vice President of Grocery Buying and Merchandising at Jewel Food Stores.

Mr. Constantine (Class Three Director) has served as Executive Vice President, Chief Financial and Administrative Officer and Secretary of the Company and as a director of the Company since April 2002. Prior to his current role, Mr. Constantine served the Company as Senior Vice President and Chief Financial Officer since February 2000. Prior to joining the Company, Mr. Constantine was Senior Assistant Treasurer for Sears, Roebuck and Co. and held various managerial positions from 1981 to 1999. From 1974 to 1981 he held various managerial positions with Deloitte & Touche LLP. Mr. Constantine holds a M.B.A. from the University of Chicago.

Mr. Holmes (Class Two Director) has served as director of the Company since April 2002. From May 2001 to present, Mr. Holmes has served as the President and Chief Executive Officer of The Holmes Group, an independent consulting company. Mr. Holmes has served as Vice President, Operations of BiWay Stores, a retail chain operating over 250 stores in Ontario and Atlantic Canada, from August, 2000 to May, 2001. Mr. Holmes was Senior Vice President, Merchandising of BiWay Stores from March, 1999 to August 2000. Prior to joining BiWay Stores, he was Vice President, Merchandising of White Rose Crafts & Nursery Sales Ltd. from 1996 to 1998. From 1977 to 1996 Mr. Holmes held various positions at Zellers Inc., Canada’s largest discount store chain, the most recent as Vice President, Merchandise Administration & Distribution.

Mr. O’Brien (Class Two Director) has served as a director of the Company since April 2002. Since July 2001, Mr. O’Brien has been a Managing Partner of RMG Capital Partners, LLC, a venture capital firm. Prior to joining RMG Capital Partners, LLC, Mr. O’Brien was a Director of New Development at Dolce International from April, 2000 to July, 2001, an Area Managing Director and General Manager at Starwood Hotel & Resorts from April, 1998 to April, 2000, Senior Vice President at Le Meridien Hotels & Resorts from 1995 to 1997, Executive Vice President at Sage Enterprises from 1994 to 1995, and a Vice President at United Airlines from 1987 to 1994. Mr. O’Brien was also employed by Westin Hotels & Resorts and its affiliates from 1968 to 1987 where he held various management positions. Mr. O’Brien holds a B.A. from Michigan State University.

Mr. Gower has served as Senior Vice President, Retail Store Operations since October 1999. From April 1998 to October 1999, Mr. Gower served as Vice President, Retail Store Operations. Prior to that, from August 1997 to March 1998, he served as Vice President of Store Operations for Zellers Inc., Canada’s largest discount chain. Prior to joining Zellers, he held various store operations positions with Office Max and F&M SuperDrug Stores.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

On October 23, 2003, the Company completed a two-for-one stock split. The ownership information set forth below and elsewhere in this Proxy Statement reflects this stock split.

The Company emerged from bankruptcy on April 9, 2002. Pursuant to its plan of reorganization, all pre-bankruptcy common stock of the Company was canceled and the Company issued 3,000,000 shares of new Common Stock. The Company also issued the following warrants to purchase an aggregate of 307,856 additional shares of Common Stock:

1)	Series A warrants exercisable for an aggregate of 76,924 shares of Common Stock any time prior to April 9, 2006 at a price of $5.50 per share, of which warrants for 13,150 shares were exercised as of April 1, 2004;

2)	Series B warrants exercisable for an aggregate of 92,784 shares of Common Stock any time prior to April 9, 2008 to a price of $8.00 per share, of which warrants for 16,052 shares were exercised as of April 1, 2004;

3)	Series C warrants exercisable for an aggregate of 76,924 shares of Common Stock any time prior to April 9, 2010 at a price of $8.00 per share, of which warrants for 4,362 shares were exercised as of April 1, 2004; and

4)	Series D warrants exercisable for an aggregate of 61,224 shares of Common Stock any time prior to April 9, 2010 at a price of $17.00 per share, of which warrants for 886 shares were exercised as of April 1, 2004.

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of April 27, 2004, for (1) each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, (2) each of the Company’s directors, (3) each of the named executive officers appearing in the Summary Compensation Table below (the “Named Executive Officers”) and (4) all directors and Executive Officers as a group.

	Shares Beneficially Owned(1)
Directors, Executive Officers and 5% Stockholders	Number	Percent
Hallmark Cards, Incorporated(2)	305,238	9.9
Gary W. Rada(3)	69,803	2.2
James D. Constantine(4)	65,124	2.1
Timothy F. Gower(5)	40,500	1.3
Ben Evans(7)	21,667	*
Richard E. George(8)	22,333	*
Peter Michael Holmes(7)	21,667	*
Martin Mand(7)	21,667	*
Patrick O’Brien(6)	11,767	*
Robert S. Sandler(7)	21,667	*
All Executive Officers and directors as a group (9 persons)(9)	297,195	8.8%

*	Less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and/or warrants held by that person that are currently exercisable or exercisable within 60 days of April 1, 2004, are deemed outstanding. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person’s name.
(2)	Based on a Schedule 13 G/A filed on February 9, 2004 and Form 4 filed on April 27, 2004, Hallmark Cards, Incorporated is the beneficial owner of 333,538 shares with shared voting and dispositive power over such shares. The address of Hallmark is 2501 McGee Trafficway, Kansas City, Missouri 64108.
(3)	Includes 36,333 shares subject to options exercisable within 60 days of April 1, 2004.
(4)	Includes 26,667 shares subject to options exercisable within 60 days of April 1, 2004.
(5)	Includes 19,000 shares subject to options exercisable within 60 days of April 1, 2004.
(6)	Includes 11,667 shares subject to options exercisable within 60 days of April 1, 2004.
(7)	Includes 21,667 shares subject to options exercisable within 60 days of April 1, 2004.
(8)	Includes 23,333 shares subject to options exercisable within 60 days of April 1, 2004.
(9)	Includes 203,668 shares subject to options exercisable within 60 days of April 1, 2004.

PROPOSAL NO. 2

RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

Deloitte & Touche LLP has served as the Company’s independent auditors since June 12, 2002 and has been appointed by the Board to continue as the Company’s independent auditors for the Company’s fiscal year ending January 29, 2005. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Audit Committee will review its selection of auditors.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

The Company has been informed by Deloitte & Touche LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company. During the Company’s fiscal year ended January 31, 2004 and February 1, 2003, the Company incurred the following aggregate fees by Deloitte & Touche LLP.

Fees to Independent Auditors for Fiscal 2003 and 2002

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2003 and fiscal 2002 and fees billed for audit-related services, tax services and all other services rendered by Deloitte & Touche LLP for fiscal 2003 and fiscal 2002.

	Fees
Services Rendered	2003	2002
Audit services(1)	$226,000	$241,000
Audit-related services(2)	15,000	16,500
Tax services(3)	79,140	58,000
All other services	5,000	—

(1)	Includes professional services for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings, services that are normally provided by the Company’s independent auditor in connection with statutory and regulatory filings or engagements and services that generally only the independent auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.
(2)	Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Includes fees associated with tax compliance, tax advice and domestic tax planning. This category includes fees relating to tax planning on mergers and acquisitions, restructurings and other services related to tax disclosure and filing requirements.

The audit committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the independent auditor. The audit committee may either pre-approve such services based on the amount of fees associated with such services without consideration of specific case-by-case services (“general approval”) or pre-approve specific services (“specific pre-approval”). Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the audit committee. For both types of pre-approval, the audit committee considers whether such services are consistent with the SEC’s rules on auditor independence. The audit committee also considers whether the independent auditor is best positioned to provide the most effective and efficient services, for reasons such as familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the services enhance the Company’s ability to manage or control risks and improve audit quality.

All requests or applications for services to be provided by the independent auditor that do not require specific pre-approval by the audit committee must be supported detailed back-up documentation regarding the specific services rendered. Requests or applications to provide services that require specific pre-approval by the audit committee will be submitted to the audit committee by either the independent auditor or Company management and must include a joint statement from both the independent auditor and Company management as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The audit committee has designated the Chief Financial Officer to monitor the services provided by the independent auditor, to determine whether such services are in compliance with the pre-approval policy and to report the results of such monitoring to the audit committee on a periodic basis.

The audit committee has determined that the provision of non-audit services to the Company by Deloitte & Touche LLP was compatible with maintaining the independence of Deloitte & Touche LLP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION AND

APPROVAL OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP

AS THE COMPANY’S INDEPENDENT AUDITORS

FOR THE FISCAL YEAR ENDING JANUARY 29, 2005

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table sets forth certain information concerning compensation of (1) each person that served as the Company’s Chief Executive Officer during the last fiscal year of the Company and (2) the other most highly compensated Executive Officers of the Company whose aggregate cash compensation exceeded $100,000 during the last fiscal year (collectively, the “Named Executive Officers”).

	Annual Compensation			Long-Term Compensation
Name	Fiscal Year(1)	Salary ($)	Bonus($)(2)	Restricted Stock Awards ($)(3)	Securities Underlying Options (#)	All Other Compensation ($)
Gary W. Rada(4) President, Chief Executive and Operating Officer	2003 2002 2001	373,558 292,038 252,500	162,891 220,282 110,830	— 135,360 —	36,000 84,000 —	19,643 68,554 1,130

James D. Constantine(5) Executive Vice President and Chief Financial and Administrative Officer	2003 2002 2001	264,231 232,923 198,077	117,281 153,969 67,681	— 120,320 —	26,000 60,000 —	19,786 76,848 3,709

Timothy F. Gower(6) Senior Vice President, Retail Store Operations	2003 2002 2001	227,115 209,692 183,269	79,925 158,951 80,370	— 105,280 —	16,000 42,000 —	14,698 55,340 3,974

(1)	The Company’s fiscal year ends on the Saturday closest to January 31.
(2)	The amounts shown in the bonus column represent payments under the Company’s Management Incentive Plan and Retention Bonus Plan. Includes bonus amounts earned in the fiscal year.
(3)	Restricted stock grants were made in accordance with the Company’s plan of reorganization on April 9, 2002 and vest 25% on each anniversary of the grant date. Values in the restricted stock awards column are calculated by multiplying the date-of-grant fair market value ($3.76 per share) by the number of shares granted.
(4)	All Other Compensation for fiscal 2003 includes 401(k) matching contribution of $2,248, group term life insurance premium of $860, car allowance of $7,200, $4,200 of financial planning fees and $5,135 of Supplemental Incentive Savings Plan benefits.
(5)	All Other Compensation for fiscal 2003 includes 401(k) matching contribution of $3,924, group term life insurance premium of $1,231, car allowance of $7,200, $4,750 of financial planning fees and $2,681 of Supplemental Incentive Savings Plan benefits.
(6)	All Other Compensation for fiscal 2003 includes 401(k) matching contribution of $4,007, group term life insurance premium of $1,116, car allowance of $7,200, $250 of financial planning fees and $2,125 of Supplemental Incentive Savings Plan benefits.

Employment Agreements

Gary W. Rada (President and Chief Operating Officer and, effective as of December 11, 2002, Chief Executive Officer), James D. Constantine (Executive Vice President and Chief Financial and Administrative Officer) and Timothy F. Gower (Senior Vice President, Retail Store Operations) each has an employment agreement with the Company, effective as of April 9, 2002, which provides for the continued employment of each in his present capacity with the Company through April 9, 2005; provided that such term is automatically extended for subsequent one-year terms unless either the executive or the Company gives written notice to the other of a desire not to extend at least 120 days prior to the end of the initial term or any additional term, as applicable.

During the term, the Company agrees to pay the executives the following annual salaries, subject to annual review and increases at the discretion of the Board: Mr. Rada—$300,000; Mr. Constantine—$240,000; and Mr. Gower—$215,000. In addition, each of the executives is entitled to a cash bonus in accordance with the Company’s management incentive plan for each fiscal year during the term of 50% to 150% of the executive’s target bonus of 40% of annual salary. Each of the executives also received the following shares of restricted Common Stock, which vest ratably over a four year period, and warrants to acquire shares of Common Stock with an exercise price of $3.76 per share, pursuant to the terms of his employment agreement: Mr. Rada—36,000 shares and 10,000 warrants; Mr. Constantine—32,000 shares and 24,000 warrants; and Mr. Gower—28,000 shares and 2,500 warrants. Prior to the expiration of the warrants in June 2002, Mr. Rada acquired 4,000 shares of common stock and Mr. Constantine acquired 20,000 shares of common stock, in each case upon exercise of the warrants.

Under the terms of the employment agreements, if the executive is terminated without cause or resigns with good reason during the initial term or subsequent to the initial term, he is entitled to receive: (1) any accrued and unpaid salary and bonus and a prorated bonus in respect of the fiscal year in which termination occurs, calculated at the executive’s target bonus level; (2) a severance payment, payable in a single lump payment in cash or, at the Company’s election, in three equal installments over a one year period, equal to 1.5 times (or, if the termination occurs during the initial term, the quotient obtained by dividing the number of days remaining in the initial term by 365, if such quotient is greater than 1.5) the sum of (x) the executive’s then current annual base salary and the (y) highest annual bonus paid or payable to the executive during the three year period ending on the termination date; (3) full acceleration of vesting on stock options, restricted stock and any other awards under any equity based incentive arrangement; (4) continuation of welfare benefits for the executive, his spouse and other dependents for the greater of 18 months or the remainder of the initial term; and (5) outplacement assistance for a minimum period of 18 months. In the event of a change of control of the Company, the executive may elect, at any time during the immediately following 90 days, to sell all or any portion of the shares of Common Stock owned by the executive (including any shares acquired upon the exercise of any warrants or stock options) to the Company for the highest value per share as of the date of the change of control received by any other person directly or indirectly in respect of shares of Common Stock, payable in the same property received by other stockholders of the Company.

Each of the executives is subject to a confidentiality agreement and a 12-month non-solicitation and non-competition covenant following any termination of employment.

Option Grants in Last Fiscal Year

The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended January 31, 2004. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the date of grant to the expiration date) based on assumed rates of stock appreciation of 5% and 10% compounded annually. These amounts are based on rates of appreciation specified by the Securities and Exchange Commission, and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

	Individual Grants
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees In Fiscal Year	Exercise Price ($/Share)(1)	Expiration Date	Potential Realizable Value At Assumed Annual Rate Of Stock Price Appreciation For Option Term(2)
Name						5%	10%
Gary W. Rada	36,000	(3)	15%	6.38	7/16/2013	$144,445	$366,051
James D. Constantine	26,000	(3)	11%	6.38	7/16/2013	$104,321	$264,370
Timothy F. Gower	16,000	(3)	6%	6.38	7/16/2013	$64,198	$162,689

(1)	The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock, at the date the options were granted.
(2)	The dollar amounts under these columns are the result of calculations at the 5% and 10% rates required by applicable regulations of the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Common Stock price. The potential realizable values are based on an assumption that the stock price of the Company’s Common Stock will appreciate at the annual rates shown (compounded annually) from the date of grant until the end of the option term. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock and overall market conditions, as well as the optionee’s continued employment through the vesting period. The amounts reflected in this table may not be achieved.
(3)	The options vest at the rate of 33 1/3% per year beginning on the first anniversary of the grant date and continuing on each subsequent anniversary of the grant date. The right to exercise the options expires on the tenth anniversary of the grant date.

On April 14, 2004, Messrs. Rada, Constantine and Gower were granted options to purchase 28,000, 16,000 and 12,000 shares, respectively. These options, which vest over a three year period, have an exercise price of $11.90 per share.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information with respect to the value of “in-the-money” stock options outstanding at January 31, 2004 (which represents the difference between the exercise price of a stock option and the market price of the shares subject to such option on January 31, 2004) for each of the Named Executive Officers. None of the Named Executive Officers exercised any options during the fiscal year ended January 31, 2004.

	Number of Securities Underlying Unexercised Options At January 31, 2004(#)		Value of Unexercised In-the-Money Options at January 31, 2004(1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Gary W. Rada	23,833	96,167	$207,592	$720,028
James D. Constantine	16,666	69,334	143,894	515,966
Timothy F. Gower	11,500	46,500	98,685	348,855

(1)	Based upon the market price of $11.99 per share, which was the last closing price per share of Common Stock prior to January 31, 2004, less the option exercise price payable per share.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plans Approved by Stockholders

2003 Equity Incentive Plan.    The Board of Directors adopted the 2003 Equity Incentive Plan (the “Incentive Plan”) on January 27, 2003 and the Plan was approved by stockholders at the 2003 Annual Meeting. A copy of the Incentive Plan was filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended August 2, 2003.

The Compensation Committee of the Board has the authority to administer the Incentive Plan and has complete discretion, subject to the provisions of the Incentive Plan, to authorize stock options (including incentive stock options, and reload options), stock appreciation rights, restricted shares, dividend equivalents, performance units, performance shares and other stock-based awards. The maximum number of shares of Common Stock of the Company available for delivery in settlement of awards is 500,000. The Incentive Plan provides for awards to employees, potential employees, officers and potential officers of the Company or an affiliate. The Incentive Plan may be amended or terminated by the Board without further stockholder approval, unless such approval of an amendment is required by law or regulation. Unless earlier terminated by the Board, the Plan will terminate when no shares remain reserved and available for issuance or, if earlier, on January 27, 2013.

Equity Compensation Plans Not Approved by Stockholders

2002 Stock Option Plan.    The Board of Directors ratified the 2002 Stock Option Plan (the “Employee Plan”) on April 23, 2002. As of April 1, 2004, 10,384 shares are available for issuance under the Employee Plan. A copy of the Plan was filed with the SEC as an exhibit to the Company’s Current Report on Form 8-K dated April 8, 2002.

The Compensation Committee of the Board, and the Board itself, have separate but concurrent authority to administer the Employee Plan and have complete discretion, subject to the provisions of the Employee Plan, to authorize non-qualified stock option grants under the Employee Plan. The maximum number of shares of Common Stock available for issuance over the term of the Employee Plan may not exceed 333,334 shares. Officers and other employees of the Company and its subsidiaries are eligible to participate in the Employee Plan. Non-qualified options may be granted under the Employee Plan at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years. The Board may amend or modify the Employee Plan in any or all respects, subject to any required stockholder approval. The Board may terminate the Employee Plan at any time, and the Employee Plan will in all events terminate on the tenth anniversary of the date the Plan was adopted by the Board.

2002 Non-Employee Directors Stock Option Plan.    The Board of Directors adopted the 2002 Non-Employee Directors Stock Option Plan (the “Director Plan”) on April 23, 2002. As of April 1, 2004, 120,000 shares are available for issuance under the Director Plan. A copy of the Director Plan was filed with the SEC as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 4, 2002.

The Board of Directors has the authority to grant non-qualified stock options under the Director Plan. The maximum number of shares of Common Stock available for issuance over the term of the Director Plan may not exceed 300,000 shares. Directors who are not officers or employees of the Company are eligible to participate in the Director Plan. Non-qualified options may be granted under the Director Plan at an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date. The Board may amend or modify the Director Plan in any or all respects, subject to any required stockholder approval. The Board may terminate the Director Plan at any time, and the Director Plan will in all events terminate on the tenth anniversary of the date the Plan was adopted by the Board.

Summary Table

The following table sets forth information regarding equity compensation plans under which equity securities of the Company were authorized for issuance as of April 1, 2004.

Equity Compensation Plans

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Options		Weighed Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	220,200		$6.40	279,800
Equity compensation plans not approved by stockholders(2)	479,750	(3)	$3.74	130,384	(4)

Total	699,950		$4.58	410,184

(1)	Represents shares of common stock issuable upon exercise of outstanding options granted under the Incentive Plan.
(2)	Represents shares of common stock issuable upon exercise of outstanding options granted under the Employee Plan and the Director Plan.
(3)	Includes 319,750 outstanding options for our common stock pursuant to the Employee Plan and 160,000 outstanding options for our common stock pursuant to the Director Plan.
(4)	10,384 options remain available for issuance pursuant to the Employee Plan and 120,000 options remain available for issuance pursuant to the Director Plan.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended January 31, 2004, which include the consolidated balance sheets of the Company as of January 31, 2004 and February 1, 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for the 52 weeks ended January 31, 2004, the 43 weeks ended February 1, 2003, the 9 weeks ended April 26, 2002, and the 52 weeks ended February 2, 2002, and the notes thereto.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Auditors

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence. The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2004 for filing with the Securities and Exchange Commission. The Committee has selected, subject to stockholder approval, the selection of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending January 29, 2005.

MEMBERS OF THE AUDIT COMMITTEE

Ben Evans (Chairman)

Richard E. George

Patrick O’Brien

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board was formed in April 2002 and consists of Martin G. Mand, Peter M. Holmes and Robert S. Sandler. The Compensation Committee’s primary responsibilities include reviewing and recommending to the full Board (excluding any interested director) for approval the compensation of the Company’s executive officers, such compensation consisting of salary, bonuses, benefits and other compensation. The Compensation Committee has the authority to grant stock options and other awards under the Company’s equity-based plans.

Executive Officer Compensation Programs

The objectives of the executive officer compensation program are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options and other stock-based awards, and various benefits, including medical and life insurance plans. The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of stockholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and stockholder interests, thereby enhancing stockholder value.

Base Salaries.    Salaries for the Company’s executive officers are determined primarily on the basis of the executive officer’s responsibility, general salary practices of peer companies and the officer’s individual qualifications and experience. The minimum base salary levels for the Company’s executive officers are established by their respective employment agreements described above in “EXECUTIVE COMPENSATION AND RELATED INFORMATION—Employment Agreements.” The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer’s on-going duties, length of service, general changes in the compensation peer group in which the Company competes for executive talent, and the Company’s general financial performance. The weight given each such factor by the Compensation Committee may vary from individual to individual.

Incentive Bonuses.    The Compensation Committee believes that a cash incentive bonus plan can serve to motivate the Company’s executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. For the purposes of the Company’s management incentive bonus plan, performance is measured according to achievement of approved target levels in specified categories established by the Board after consultation with management. If the targeted levels are met, generally, each participant may earn a bonus of up to a specified percentage of such participant’s base salary. If the targeted levels are exceeded, additional bonuses are earned. The maximum bonus which can be earned in any fiscal year by a participant is 150% of the targeted bonus.

The Company’s management incentive bonus plan for fiscal 2003 provided cash compensation, based on the percentage of base salary, for most participants tied to the achievement of pre-tax earnings goals and various cash flow measures.

Stock-Based Awards.    Stock options and other stock-based awards may be granted to executive officers and other employees under the Company’s stock plans. Because of the direct relationship between the value of a stock-based award and the stock price, the Compensation Committee believes that stock-based awards motivate executive officers to manage the Company in a manner that is consistent with stockholder interests. Stock-based awards are intended to focus the attention of the recipient on the Company’s long-term performance, which the Company believes results in improved stockholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earnings potential. To this end, stock options granted to executive officers and other employees generally vest and become fully exercisable over at least a three-year period. However, the Board has authority to grant options with differing vesting periods. The principal factors considered in granting stock-based awards to executive officers of the Company include prior performance, level of responsibility, other compensation and the executive officer’s ability to influence the Company’s long-term growth and profitability. However, the Company’s stock plans do not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

Other Benefit Plans.    The Company has adopted certain general employee benefit plans in which executive officers are permitted to participate on parity with other employees. Additionally, executive officers are eligible to participate in the Supplemental Incentive Savings Plan, which is a unfunded compensation arrangement designated for a select group of management or highly compensated individuals.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”) disallows a deduction by the Company for annual compensation exceeding $1.0 million paid to certain executive officers, excluding, among other things, performance based compensation. Non-performance based annual compensation has not exceeded $1.0 million for any executive officer to date, and as such, there has been no limitation as to the deductibility of executive officer compensation. Moreover, the Incentive Plan was approved by stockholders to comply with the Section 162(m) performance-based exemption. The Compensation Committee remains aware of the IRC Section 162(m) limitations, and the available exemptions, and will continue to address the issue of deductibility when and if circumstances warrant the use of such exemptions.

Chief Executive Officer Compensation

The Chief Executive Officer of the Company is eligible to participate in the same executive plans available to other executive officers. Mr. Rada’s salary earned for the fiscal year ended January 31, 2004 was $373,558. Pursuant to the terms of his employment agreement, Mr. Rada was eligible for a bonus of 50% to 150% of his target bonus of 50% of his annual base salary for fiscal 2003 based on the attainment of the Company’s pre-tax earnings goals and various cash flow measures. The Compensation Committee awarded Mr. Rada a bonus under the Company’s management incentive bonus plan equal to $162,891 for fiscal 2003. The Committee also granted to Mr. Rada on July 16, 2003 options to purchase 36,000 shares of Common Stock with an exercise price of $6.38 per share.

The compensation of the Chief Executive Officer is reviewed annually on the same basis as described above for all executive officers. The Compensation Committee increased Mr. Rada’s salary effective April 4, 2004 to $405,000 and increased Mr. Rada’s target bonus under the management incentive plan to 60% of his annual base salary. Mr. Rada’s base salary and target bonus for fiscal 2004 was established in part by comparing the base salaries and bonuses of chief executive officers at other companies of similar size.

MEMBERS OF THE COMPENSATION COMMITTEE

Martin G. Mand (Chairman)

Peter Michael Holmes

Robert S. Sandler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2003, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Company’s Compensation Committee. No current or past executive officers of the Company or its subsidiaries serve on the Company’s Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of certain transactions and relationships entered into or existing during the fiscal year ended January 31, 2004 between the Company and certain affiliated parties.

Hallmark, Inc. and its affiliates, which beneficially own more than 5% of the Company’s common stock, entered into agreement with the Company in March 2003 to supply the Company with licensed party table tableware and accessories. The Company purchased approximately $3.1 million of product during fiscal year 2003.

STOCK PERFORMANCE GRAPH

The information contained in this graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Company emerged from bankruptcy on April 9, 2002. Pursuant to its plan of reorganization all pre-bankruptcy common stock of the Company was canceled and the Company issued new Common Stock. The following graph represents information regarding the new Common Stock since the Company’s emergence from bankruptcy. The Company’s Common Stock has traded on the OTC Bulletin Board, an electronic quotation service for NASD Market Makers, under the symbol “FCPO.OB” from May 30, 2002 through November 17, 2003. On November 18, 2003 the Company began trading on the NASDAQ National Market under the ticker symbol FCPO.

The following graph compares for the period from May 30, 2002 through January 29, 2004 (a) the total stockholder return on the Company’s Common Stock with (b) the total return on the common equity of all domestic issuers traded on the Nasdaq National Market and Nasdaq SmallCap Market (“NASDAQ Market Index”) and (c) the total return on the common equity of all domestic issuers comprising the S&P Retail Index (“Retail Index”). Previously, in the Company’s proxy statement for its 2003 annual meeting, the performance graph included a “Peer Group” consisting of Party City Corporation and Paper Warehouse, Inc. During the Company’s fiscal 2003, Paper Warehouse, Inc. filed for bankruptcy and, as a result, the Peer Group would consist of only one company. The Company has determined to include a published industry index rather than a peer group as a point of comparison for the Performance Graph. For comparison purpose the Peer Group information through fiscal 2003 is included in the graph below. The graph assumes $100 was invested in the applicable stocks or Index on May 30, 2002, and also assumes the reinvestment of dividends.

	May 30, 2002	February 1, 2003	January 31, 2004
Factory Card & Party Outlet	100	110	480
Peer Group	100	76
Retail Index	100	76	113
Nasdaq Market Index	100	81	126

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% percent of the Company’s Common Stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, the Company believes that during the fiscal year ended January 31, 2004, all Reporting Persons complied with all applicable filing requirements.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies. It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to submit a proxy by telephone, Internet, or by returning the accompanying proxy card in the enclosed envelope.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely for the annual meeting of stockholders to be held in 2005, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company, at the principal executive offices of the Company, between February 1, 2005 and March 2, 2005. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and record address of the stockholder proposing such business, (3) the class and number of shares of the Company which are beneficially owned by the stockholder, and (4) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act of 1934, as amended (the “Exchange Act”) and intended to be presented at the Company’s annual meeting of stockholders to be held in 2005 must be received by the Company not later than January 25, 2005 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

FORM 10-K ANNUAL REPORT

UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, FACTORY CARD & PARTY OUTLET CORP., 2727 DIEHL ROAD, NAPERVILLE, ILLINOIS 60563-2371, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED THEREWITH.

By Order of the Board of Directors,

James D. Constantine

Secretary

May 5, 2004

Naperville, Illinois

Appendix A

April 2004

FACTORY CARD & PARTY OUTLET CORP.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements, including rules of the Securities and Exchange Commission (the “Commission”) and the NASDAQ. The Committee shall also review and approve affiliated (or related) party transactions.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence requirements of the NASDAQ, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement, or meet such other standard required by applicable law (including Commission and NASDAQ rules). At least one member of the Audit Committee shall be a “audit committee financial expert” as defined by the Commission and “financially sophisticated” as defined by the NASDAQ rules. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies. The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall preapprove all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee’s own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.    Review and discuss with management and the independent auditor, prior to filing or public disclosure of, the annual audited financial statements, including disclosures made in management’s discussion and analysis, the results of the independent auditor’s audit of the annual financial statements, the selection, application and disclosure of critical accounting policies and practices used and any management certification thereto; and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.    Review and discuss with management and the independent auditor, prior to filing or public disclosure of, the Company’s interim financial information, earnings press releases and quarterly financial statements included in the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements, the selection, application and disclosure of critical accounting policies and practices used and any management certification thereto.

3.    Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles.

4.    Review with management, the independent accountants on a continuing basis:

(a)    the adequacy and integrity of the Company’s system of auditing and accounting procedures;

(b)    the Company’s financial reporting processes, both internal and external;

(c)    the adequacy of the Company’s system of internal controls, including any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

(d)    the Company’s disclosure controls and procedures;

(e)    the disclosure regarding internal controls and disclosure controls and procedures required by SEC rules to be contained in the Company’s periodic reports; and

(f)    the attestations or reports relating to such disclosure, including the Company’s internal controls report and the independent auditor’s attestation of the report prior to filing of the Company’s Form 10-K.

5.    Review and discuss quarterly reports from the independent auditors on:

(a)    All critical accounting policies and practices to be used.

(b)    All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)    Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.    Discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

7.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

8.    Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

9.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

10.    Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

11.    Prepare a report to be included in the Company’s proxy statement for each annual meeting that discloses whether the Audit Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed Statement on Auditing Standards No. 61 (“SAS 61”) (Communication with Audit Committees) and Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with the independent accountants; and (iii) has recommended to the Board that the consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year.

Oversight of the Company’s Relationship with the Independent Auditor

12.    Review and evaluate the lead partner of the independent auditor team.

13.    Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

14.    Obtain from the independent auditor a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and the audit committee’s responsibility for actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

15.    Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

16.    Discuss with the independent auditor material issues on which the national office of the independent auditor was consulted by the Company’s audit team.

17.    Approve the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

18.    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

19.    Review the appointment and replacement of the senior internal auditing executive.

20.    Review the significant reports to management prepared by the internal auditing department and management’s responses.

21.    Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

22.    Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

23.    Obtain reports from management, the Company’s senior internal auditing officer and the independent auditor that the Company and its subsidiary are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated (or related) party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

24.    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

25.    Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

26.    Discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Appendix B

FACTORY CARD & PARTY OUTLET CORP.

COMPENSATION COMMITTEE CHARTER

The Board of Directors of Factory Card & Party Outlet Corp. (the “Company”) hereby establishes the Compensation Committee (the “Committee”) with authority, responsibility, and specific powers as described below.

Composition

The Committee shall have three members. Each member of the Committee shall (a) be a member of the Board of Directors, (b) be independent, as such term is defined by SEC and Nasdaq rules, and (c) be a “disinterested person” within the meaning of Rule 16b-3 (“Rule 16b-3”) of the General Rules and Regulations under the Securities Exchange Act of 1934 with respect to all employee benefit plans of the Company subject thereto. One of the members shall be appointed Chairman of the Committee by the Board of Directors.

Authority

The Committee shall make recommendations to the Board of Directors regarding the compensation for the Company’s officers and directors, administer the stock option plans adopted by the Company (the “Stock Option Plans”), oversee all of the Company’s employee benefit plans and perform such other functions as may be deemed necessary or convenient in the efficient and lawful discharge of the foregoing. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities hereunder. The Committee may delegate any functions and powers to the Chief Executive Officer of the Company or any other officer or employee of the Company if, in the exercise of its judgment, the Committee determines that such delegation is necessary or appropriate, unless such delegation would be contrary to (a) the intent of the Board of Directors expressly set forth in its resolutions, (b) the Bylaws and Certificate of Incorporation of the Company, or (c) the Delaware General Corporation Law.

Meetings

The Committee is to meet as many times as the Committee deems necessary. Meetings for the consideration of pertinent matters may be requested by the Chairman of the Board, the Chief Executive Officer or the President of the Company, the Chairman of the Committee, or by any member of the Committee by request to the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum at any meeting.

Attendance

As necessary or desirable, the Chairman of the Committee may request that the members of management or independent consultants be present at the meetings of the Committee.

Minutes

The Committee shall keep regular minutes of each meeting and send a copy of the minutes to members of the Committee and to the members of the Board of Directors who are not members of the Committee.

Responsibilities and Powers

In meeting its responsibilities, the Compensation Committee shall:

1.    Make its independent perspective available to management for consultation in respect of the Company’s policies with regard to major issues of compensation.

2.    Review with management and recommend to the Board of Directors the adoption of all new employee benefits plans, and any additions, deletions or modifications to the Company’s employee benefits plans.

3.    Administer and grant stock options or other awards permitted under the various employee benefit plans, including the Stock Option Plans. The Compensation Committee shall have authority to grant awards permitted under the Stock Option Plans notwithstanding that the Board of Directors has retained for itself authority to grant awards unless the Board action retaining such authority shall state that the Compensation Committee shall not have that authority.

4.    Oversee all of the Company’s employee benefit plans. Regular administration shall be performed by the Company’s management and (a) in the case of any Internal Revenue Code Section 401(k) savings plan, the 401(k) committee established by this Compensation Committee or previously established by the Board of Directors, and (b) in the case of the Company’s Amended Management Severance Plan, the severance committee formed in compliance with such Plan.

5.    Consult with management and make recommendations to the Board of Directors regarding the annual salary, bonus, stock options, and other compensation and benefits, direct and indirect, of the Company’s executive officers.

6.    Consult with management and make recommendations to the Board of Directors regarding adopting the form, terms, provisions and components of, and the methods of establishing and implementing, all new executive compensation plans, and any additions, deletions or modifications to the Company’s executive compensation plans.

7.    Review with management and make recommendations to the Board of Directors regarding “fringe” benefits to be provided by the Company to any directors or officers of the Company, such as management perquisites.

8.    Review and recommend to the Board of Directors the compensation of directors.

9.    Prepare a report to be filed with the Company’s proxy or information statement which shall disclose the compensation policies applicable to the Company’s executive officers.

10.    Report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

11.    Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

12.    Review annually its own performance.

13.    Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board.

14.    Do every other act incidental to, arising out of or in connection with, or otherwise related to the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

Definitions

The term “employee benefit plan” includes, but is not limited to, the following: any plan, contract, authorization or arrangement, whether or not set forth in a formal document and regardless of the number of persons covered thereby, pursuant to which any of the following may be received: cash, stock, stock options, restricted stock or restricted stock units, phantom stock, stock appreciation rights (“SARs”), stock options in tandem with SARs, warrants, convertible securities, performance units and performance shares, and similar instruments.

The term “executive compensation plan” means any employee benefit plan other than group life, health, hospitalization, or medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors of the Company and that are available generally to all salaried employees.

The term “executive officer” means the Chief Executive Officer, the President, each Senior or Executive Vice President of the Company, any vice president or any member of the Company in charge of a principal business unit, division or function (such as asset management, administration, or finance), any other officer who performs a policy making function for any member of the Company, or any other person who performs similar policy making functions for any member of the Company.

FACTORY CARD & PARTY OUTLET CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2004

The undersigned, a stockholder of FACTORY CARD & PARTY OUTLET CORP. (the “Company”), hereby appoints Gary W. Rada, James D. Constantine and Richard E. George, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held a the Company’s headquarters located at 2727 Diehl Road, Naperville, Illinois 60563 at 10:30 a.m., local time, on June 2, 2004 and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting, all as described in the Company’s Proxy Statement dated May 5, 2004 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified on the reverse side.

The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed timely returned. If the undersigned does not specify a choice, the shares will be voted for each proposal described on the reverse side hereof and, in the discretion of the proxies, for other matters which may properly come before the annual meeting.

Factory Card & Party Outlet Corp. 2727 Diehl Road Naperville, Illinois 60563	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 2, 2004.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Gary W. Rada, James D. Constantine and Richard E. George, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

There are three ways to vote your Proxy

Your telephone or Internet to vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 1, 2004.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/fcpo/ — QUICK EASY IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 1, 2004.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Factory Card & Party Outlet Corp., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends Voting FOR the following proposals:

1.	To elect three directors whose current term is expiring at the annual meeting:	01 02	Ben Evans Martin G. Mand	03	Robert S. Sandler	☐	FOR the nominees listed above (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed above

(Instruction: To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the box provided to the right.)

2.	To ratify and approve the appointment of Deloitte & Touche LLP as the independent auditors for the Company for the fiscal year ending January 29, 2005.	☐	For	☐	Against	☐	Abstain

3.	To transact such business as may properly come before the Annual Meeting and any adjournment or postponement thereof.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

COMPANY #

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